Exhibit 10.3

AMENDED AND RESTATED THIRD AMENDMENT TO LEASE

THIS AMENDED AND RESTATED THIRD AMENDMENT TO LEASE AMENDS, RESTATES AND SUPERSEDES IN ITS ENTIRETY THAT CERTAIN THIRD AMENDMENT TO LEASE DATED MAY 10, 2024, BY AND BETWEEN LANDLORD AND TENANT.

THIS AMENDED AND RESTATED THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of May 23, 2024, by and between ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and TREELINE BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.          Landlord and Tenant are parties to that certain Lease Agreement dated as of May 6, 2021, as amended by that certain First Amendment to Lease dated as of May 8, 2022, and that certain Second Amendment to Lease dated as of February 5, 2024 (the “Second Amendment”) (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases certain premises containing approximately 45,000 rentable square feet (the “Premises”) in that certain building located at 500 Arsenal Street, Watertown, Massachusetts (the “Building”), consisting of (i) approximately 22,362 rentable square feet located in Suite 201 on the second floor of the Building (the “Existing Premises”), and (ii) approximately 22,638 rentable square feet located in Suite 101 on the first floor of the Building (the “Expansion Premises”), consisting of (A) approximately 15,491 rentable square feet of mixed laboratory and office space (collectively, the “Lab Expansion Premises”), and (B) approximately 7,147 rentable square feet of only office space (the “Office Expansion Premises”).  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.           The Term of the Lease with respect to the Existing Premises is scheduled to expire on April 30, 2027, and the Term of the Lease with respect to the Expansion Premises is scheduled to expire on February 28, 2025.

C.           Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the Term of the Lease with respect to both the Existing Premises and the Expansion Premises through December 31, 2027 (the “Third Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term.  The Term of the Lease with respect to each of the Existing Premises and the Expansion Premises is hereby extended through the Third Amendment Expiration Date.  Tenant’s occupancy of the Premises through the Third Amendment Expiration Date shall be on an “as-is” basis, and, other than the Improvements Allowance (as defined in the Second Amendment), Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.  For avoidance of doubt, nothing contained in this Third Amendment shall limit Landlord’s obligation to provide the Improvements Allowance in accordance with the Second Amendment.  Tenant shall have no further right to extend the Term of the Lease with respect to either the Existing Premises or the Expansion Premises beyond the Third Amendment Expiration Date.

2.	Base Rent.

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a.           Existing Premises.  Tenant shall continue paying Base Rent with respect to the Existing Premises as provided for in the Lease through April 30, 2027.  Commencing on May 1, 2027, Base Rent with respect to the Existing Premises will increase to $94.76 per rentable square foot of the Existing Premises per year.

b.          Expansion Premises. Tenant shall continue paying Base Rent with respect to the Expansion Premises as provided for in the Lease through February 28, 2025.  Commencing on March 1, 2025, (i) Base Rent with respect to the Lab Expansion Premises will increase to $91.00 per rentable square foot of the Lab Expansion Premises per year, and (ii) Base Rent with respect to the Office Expansion Premises will increase to $13.00 per rentable square foot of the Office Expansion Premises per year.  On March 1, 2026, and on each March 1st thereafter (each, an “Expansion Premises Adjustment Date”), Base Rent with respect to each of the Lab Expansion Premises and the Office Expansion Premises shall be increased by multiplying the Base Rent payable with respect to each of the Lab Expansion Premises and the Office Expansion Premises immediately before such Expansion Premises Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to each of the Lab Expansion Premises and the Office Expansion Premises, respectively, immediately prior to such Expansion Premises Adjustment Date.

 As set forth in Section 6(b) of the Second Amendment, so long as Tenant is not in default under the Lease beyond any applicable notice and cure periods, Base Rent with respect to the Expansion Premises shall be abated for the months of June 2025 and June 2026 (the “Expansion Premises Additional Abatement Periods”).  For the avoidance of doubt, Tenant shall be required to pay Operating Expenses and all other amounts payable under the Lease during the Expansion Premises Additional Abatement Periods.

3.
Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction, other than CBRE and Newmark.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

4.
OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.	Miscellaneous.

a.          This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.            This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors in interest and assigns.

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c.            This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.           Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment.  In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail.  Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

e.            Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Third Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:

ARE-500 ARSENAL STREET, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS Corp.,
a Maryland corporation, general partner
	By:	/s/ Allison Grochola
	Its:	SVP - Real Estate Legal Affairs

TENANT:

TREELINE BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Jennifer Burstein
Its:	SVP Finance Operations

X□ I hereby certify that the signature, name, and title above are my signature, name and title.

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